SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549



                            FORM 8-K

                         CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(d)
              OF THE SECURITIES EXCHANGE ACT OF 1934


  Date of Report (date of earliest event reported):  January 16, 2004
                                                   ---------------------



                   AMERICAN BUSING CORPORATION
      ------------------------------------------------------
      (Exact name of Registrant as specified in its charter)




        Nevada                  000-50243                 33-1025552
-----------------------   ---------------------   ---------------------------
(State of Incorporation   (Commission File No.)   (IRS Identification Number)
or Other Jurisdiction)


             13134 State Route 62, Salem, Ohio 44460
             ----------------------------------------
             (Address of principal executive offices)



                         (330) 332-8534
        -------------------------------------------------
        Registrant's telephone number including area code



             23518 N. 78th Street, Scottsdale, Arizona  85255
     -------------------------------------------------------------
     (Former name or former address, if changed since last report)

Item 1.   Change in Control of Registrant.

Acquisition of W.W. Cycles, Inc.
--------------------------------

       Pursuant to the provisions of a Stock Purchase and Reorganization Agreement dated as of December 30, 2003 (the
"Agreement"),  by  and  among American  Busing  Corporation  (the
"Company"), Edmond Forister, W.W. Cycles, Inc., an Ohio corporation ("Cycles"), and Gregory A. Haehn, Russell A. Haehn and Philip A. Andrews (collectively, the "Cycles Shareholders"), on January 16, 2004 (the "Closing Date"), the Company, among other things, issued an aggregate of 7,850,000 restricted shares of common stock, $.001 par value ("Common Stock") of the Company, in exchange for one hundred (100) issued and outstanding shares of the common stock of Cycles, resulting in Cycles becoming a wholly-owned subsidiary of the Company (the "Acquisition").

Purchase of Additional Shares by Cycles Shareholders from Selling
Shareholder
-----------------------------------------------------------------

      On the Closing Date, pursuant to the provisions of the Agreement, and the provisions of a Stock Purchase Agreement dated as of December 30, 2003, by and between Gregory A. Haehn, Russell
A. Haehn and IFG Investments Services Inc. (the "Selling Shareholder Agreement"), Messrs. Gregory A. Haehn and Russell A. Haehn, two of the Cycles Shareholders, purchased 150,000 shares of the Common Stock from an existing shareholder of the Company for an aggregate purchase price of $178,750. Because the Haehns are affiliates of the Company, such 150,000 shares of Common Stock became restricted securities.

Repurchase of Edmond Forister's Shares and Cancellation of Loans
----------------------------------------------------------------

      On the Closing Date, pursuant to the provisions of the Agreement, and the provisions of a Repurchase Agreement dated as of December 30, 2003, by and between the Company and Mr. Forister (the "Forister Repurchase Agreement"), in consideration for the payment of $21,250 from the Company to Mr. Forister, the Company's sole director and officer prior to the Acquisition (i) the Company purchased from Mr. Forister all 8,500,000 shares of Common Stock owned by Mr. Forister, and (ii) Mr. Forister canceled all outstanding loans from him to the Company, in an approximate aggregate principal amount of $30,000.

      The  $21,250  paid to Mr. Forister by the Company  for  the purchase of his 8,500,000 shares of Common Stock and the cancellation of his outstanding loans to the Company was provided to the Company by Russell A. Haehn, an officer, director and controlling shareholder of Cycles, and after the Acquisition, also of the Company, as a loan (the "Haehn Loan"). The Haehn Loan, which accrues interest at a rate of 8% per year, is payable by the Company at any time upon the demand of Mr. Haehn.

Sale of Subsidiary
------------------

      On the Closing Date, pursuant to the provisions of the Agreement, and the provisions of a Share Purchase Agreement dated as of December 30, 2003, by and between Kim Dmuchowski and the Company (the "Subsidiary Sale Agreement"), the Company sold to Ms. Dmuchowski, the sole director and officer of the Company's subsidiary, Able Busing Corporation ("Able"), for nominal consideration, all 100 shares of common stock of Able owned by the Company, so that Able is no longer a subsidiary of the Company.

      The  Forister Repurchase Agreement, the Selling Shareholder
Agreement   and  the  Subsidiary  Sale  Agreement  are  sometimes
collectively referred to hereafter as the "Related Agreements."

Change of Control
-----------------

      On the Closing Date, Mr. Forister, the sole director and officer of the Company resigned as a director and officer of the Company and was replaced by Gregory A. Haehn and Russell A.
Haehn. Russell A. Haehn became the Chairman, Chief Executive Officer, Secretary and a Director of the Company. Gregory A. Haehn became the President, Chief Operating Officer, Treasurer and a Director of the Company.

      As a result of the Acquisition and the consummation of the other transactions under the Agreement and the Related Agreements, as of the Closing Date, the Company had 10,425,000
issued  and  outstanding shares of Common  Stock,  of  which  the
Cycles Shareholders own, in the aggregate, 8,000,000 shares of Common Stock, representing approximately 76.74% of the issued and outstanding shares of Common Stock. Such 8,000,000 shares of Common Stock were acquired by the Cycles Shareholders as a result of the acquisition of the 7,850,000 of Common Stock pursuant to the Acquisition and the purchase of the 150,000 shares of Common Stock under the Selling Shareholder Agreement. Of such amount, Russell A. Haehn owns 4,785,000 shares of Common Stock (45.90% of the issued and outstanding Common Stock) and Gregory A. Haehn owns 2,815,000 shares of Common Stock (27.00% of the issued and outstanding shares of Common Stock). The third Cycles Shareholder owns the remaining 400,000 shares of Common Stock which represents less than 4% of the issued and outstanding Common Stock.

      The change of control of the Company's Board of Directors was not submitted to the shareholders of the Company for their approval. In lieu of obtaining such approval, the Company filed a Schedule 14f-1 Information Statement with the Securities and Exchange Commission ("SEC") on December 24, 2003, reporting the proposed change of control, and mailed such Information Statement to all shareholders of record at least ten days prior to the Closing Date.

Biographical Information on New Directors
-----------------------------------------

Russell A. Haehn

     Russell A. Haehn was appointed Chairman, Chief Executive Officer, Secretary and a director of the Company at the closing of the Acquisition. Mr. Haehn also has held the same positions with Cycles since immediately prior to the Acquisition (and from 1984 as a director of Cycles). From 1984 until immediately prior to the Acquisition, Mr. Haehn was the Vice President of Cycles. From 1990 to 2000, Mr. Haehn also was the founder, President, a director and the sole shareholder of Andrew Cycles Incorporated, which was an importer and exporter of motorcycles.

Gregory A. Haehn

      Gregory A. Haehn was appointed President, Chief Operating Officer, Treasurer and a director of the Company at the closing of the Acquisition. Mr. Haehn also has held the same positions with Cycles since immediately prior to the Acquisition. Mr. Haehn, since its inception in 1998, also has been the President, director and sole shareholder of Yukon International Inc., a manufacturer, distributor and retailer of fitness equipment. From May 2000 to December 2000, Mr. Haehn was President of Interactive Marketing Technologies, Inc., a publicly-traded company in the direct marketing business. From 1988 to 1997, Mr. Haehn was the founder, President and sole shareholder of Midwest Motorsports Inc., a power sports dealership in Akron, Ohio which sold motorcycles. Additionally, from 1976 to 1997, Mr. Haehn was the President of Worldwide Auto Parts Inc., a leading regional auto parts supply business in northeastern Ohio.


Item 2.    Acquisition or Disposition of Assets.

Sale of Operating Subsidiary
----------------------------

      As described in Item 1 above, the Company has divested itself of its only subsidiary, Able, pursuant to the sale of all of its shares of Able common stock to Ms. Dmuchowski, who is the sole officer and director of Able. Ms. Dmuchowksi purchased such shares for nominal consideration. Substantially all of the Company's assets were held by and its business operations were conducted through Able.

Acquisition of New Business
---------------------------

      Cycles,  as a wholly-owned subsidiary of the Company,  will
continue   to  operate  its  business  as  a  retail  dealer   of
motorcycles,   all  terrain  vehicles,  scooters   and   personal
watercraft, under  the  name "Andrews Cycles."   Cycles'  audited
financial statements, as of and for the year ended December 31, 2003, are not yet available. Such audited financial statements will be filed by amendment to this Form 8-K within the time period proscribed under the applicable SEC rules and regulations. For the year ended December 31, 2002, based upon Cycles' audited financial statements, Cycles' sales revenues and net income were $38,461,692 and $1,014,408, respectively. In addition, as of December 31, 2002, Cycles had total assets and liabilities of
$10,084,106   and   $8,822,956,  respectively.    The   financial
information set forth above for and as of December 31, 2002 is not necessarily indicative of Cycles' financial results for and as of December 31, 2003, and no assurances can be made that Cycles' financial results for the year ended December 31, 2003 will bear any relationship to Cycles' audited financial information for the year ended December 31, 2002.

      Cycles will continue to do business as a retail dealer of motor sports vehicles at its facility in Salem Ohio. Cycles currently holds a leasehold interest at this facility, for approximately 30,000 square feet of space, which is used for the operation of a retail motor sports dealership. All assets of Cycles, including motor vehicle inventories are maintained at these facilities. Russell A. Haehn, an officer, director and controlling shareholder of the Company, is the owner of the property being leased to Cycles for such facility. The Company believes that the terms of the lease are no less favorable to Cycles, than if it had leased the facility from an unrelated third party in an arms-length transaction. The lease expires on October 31, 2009.

Issuance of Warrants to Purchase up to 1,000,000 shares
-------------------------------------------------------

      The Company has agreed to issue to a financial advisor (the "Advisor") warrants to purchase up to 1,000,000 shares of the Common Stock (the "Warrants") in consideration for financial advisory services provided to Cycles in connection with the Acquisition and to the Company following the Acquisition.

     The Warrants are exercisable for a period of six years after their date of issuance, at an exercise price of $1.00 per share of Common Stock, provided that the Warrants may not be exercised prior to the first anniversary date of issuance. The Warrants contain standard anti-dilution rights in the event of any reorganization or recapitalization of the Company such as a stock split, a payment of dividends in shares of Common Stock or the merger of the Company into another entity. In the event that the Advisor and/or the other holders of the Warrants were to exercise their rights to purchase all 1,000,000 shares of Common Stock available under the Warrants (which they cannot do until one year after issuance of the Warrants), the Advisor and/or such other holders would own approximately 8.75% of the Company's issued and outstanding shares of Common Stock (based on the number of shares of Common Stock currently issued and outstanding (10,425,000) plus the additional 1,000,000 shares purchased).


Item 5.    Other Events.

     According to information provided by prior management of the Company, pursuant to an effective Registration Statement on Form SB-2 filed by the Company with the Securities and Exchange Commission ("SEC"), certain selling shareholders of the Company named in said Registration Statement informed prior management of the Company that they previously had sold shares of Common Stock of the Company from late November through early December 2003.


Item 7.    Financial Statements and Exhibits.

Financial Statements
--------------------

     The Company is not filing the financial statements or pro forma financial information required by this Item in its initial report on Form 8-K, but will file such financial statements and pro forma financial information by amendment within the time period proscribed under the applicable SEC rules and regulations.

Exhibits
--------

     The following exhibits are filed herewith:

Exhibit Number                       Exhibit
-------------                        -------

    2.1 Stock Purchase and Reorganization Agreement dated as of December 30, 2003, by and among American Busing Corporation, Edmond Forister, W.W. Cycles, Inc., Gregory A. Haehn, Russell
                   A. Haehn and Philip A. Andrews

    2.2            Repurchase Agreement dated as of December
                   30, 2003, by and between American Busing
                   Corporation and Edmond Forister

    2.3            Stock Purchase Agreement dated as of
                   December 30, 2003, by and among Russell A.
                   Haehn, Gregory A. Haehn and IFG Investments
                   Services Inc.

    2.4            Share Purchase Agreement dated as of
                   December 30, 2003, by and between Kim
                   Dmuchowski and American Busing Corporation

    4.1            Form of Warrant

    99.1           Press Release


                           SIGNATURES
                           ----------

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   AMERICAN BUSING CORPORATION



                                   By:  /s/Gregory A. Haehn
                                      ---------------------------
                                      Gregory A. Haehn
                                      President



Dated: As of January 21, 2004




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